                                                                    EXHIBIT 23.8

                          CONSENT OF JOHN G. CONOMIKES

  The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Hearst-Argyle Television, Inc. upon the consummation of the Hearst Transaction (as defined in the Proxy Statement/Prospectus contained in the Registration Statement).

Signature:  /s/ John G. Conomikes
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Date: July 9, 1997